                                                                     Exhibit 3.5



NUMBER          COMMON SHARES         SHARES
           OF BENEFICIAL INTEREST




     FORMED UNDER THE LAWS
     OF THE STATE OF MARYLAND

                                             CUSIP 22025E 10 4



     THIS CERTIFICATE IS TRANSFERABLE
       IN NEW YORK, N.Y., DALLAS, TX           SEE REVERSE FOR
         AND RIDGEFIELD PARK, N.J.           CERTAIN DEFINITIONS




CORRECTIONAL PROPERTIES TRUST


THIS CERTIFIES THAT


IS THE OWNER OF


FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST, PAR VALUE $.001 PER SHARE, OF

Correctional Properties Trust, transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Declaration of Trust of the Company (copies of which are on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
     Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated



Countersigned and Registered:
     CHASEMELLON SHAREHOLDER SERVICES, L.L.C.      SEAL            PRESIDENT AND
                 Transfer Agent and Registrar            CHIEF EXECUTIVE OFFICER

By

                                        VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
                                                         SECRETARY AND TREASURER


               Authorized SIGNATURE

                       CORRECTIONAL PROPERTIES TRUST

     The Common Shares represented by this certificate are subject to restrictions on transfer as set forth in the Declaration of Trust of the Trust. No Person may (i) Beneficially Own or Constructively Own Common Shares in excess of 9.8% of the number of any class or series of the outstanding Common Shares,
(ii) Beneficially Own or Constructively Own Preferred Shares in excess of 9.8% of the number of any class or series of the outstanding Preferred Shares, (iii) allow any Transfer or Non-Transfer Event to occur that would result in the Equity Shares being beneficially owned by fewer than 100 Persons, (iv) Beneficially Own Equity Shares that would result in the Trust being "closely held" under Section 856(h) of the Internal Revenue Code of 1986, as amended (the "Code"), or (v) Constructively Own Equity Shares that would cause the Trust to Constructively Own 9.8% or more of the ownership interests in a tenant of the real property of the Trust, the Operating Partnership or any direct or indirect subsidiary (including, without limitation, partnerships and limited liability companies) of the Trust or the Operating Partnership, within the meaning of
Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own Equity Shares in excess of the above limitations must immediately notify the Trust in writing. If the restrictions above are violated, the Equity Shares represented hereby will be transferred automatically and by operation of law to a Share Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Trust's Declaration of Trust, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests.

     THE COMPANY HAS THE AUTHORITY TO ISSUE SHARES OF MORE THAN ONE CLASS OR SERIES. THE COMPANY WILL, ON REQUEST AND WITHOUT CHARGE, FURNISH A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS OR DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS AND SERIES WHICH THE COMPANY IS AUTHORIZED TO ISSUE. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -    as tenants in common                              UNIF GIFT MIN ACT - _________________ Custodian  ____________
TEN ENT   -    as tenants by the entireties                                              (Cust)                     (Minor)
JT TEN    -    as joint tenants with right of                                        under Uniform Gifts to Minors
               survivorship and not as tenants                                       Act _________________________
               in common                                                                          (State)


    Additional abbreviations may also be used though not in the above list.

For value received,_____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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--------------------------------------------------------------------------------
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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--------------------------------------------------------------------------------
                                                                        shares
------------------------------------------------------------------------
of the Common Shares represented by the within certificate, and do hereby irrevocably constitute and appoint
                                                                        Attorney
-----------------------------------------------------------------------
to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

                                        Signature:



                                        ----------------------------------------
                                        Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.



                                        Signature guaranteed:



                                        ----------------------------------------
                                        THE SIGNATURE(S) SHOULD BE GUARANTEED BY
                                        AN ELIGIBLE GUARANTOR INSTITUTION
                                        (BANKS, STOCKBROKERS, SAVINGS AND LOAN
                                        ASSOCIATIONS AND CREDIT UNIONS WITH
                                        MEMBERSHIP IN AN APPROVED SIGNATURE
                                        GUARANTEE MEDALLION PROGRAM), PURSUANT
                                        TO S.E.C. RULE 17Ad-15.